Consent of RBZ LLP
EX-23.2

Converted by EDGARwiz

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 21, 2005 accompanying the consolidated financial statements of MFC Development Corp. and subsidiaries appearing in the 2005 Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in the Registration Statement on Form SB-2.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts".

/s/ RBZ, LLP

__________________________

RBZ, LLP

Los Angeles, California

September 11, 2006